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                                                                  EXHIBIT (4)(b)

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                              EASTMAN KODAK COMPANY

                                       TO

                              THE BANK OF NEW YORK
                                               Trustee

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of September 6, 1991

                                       To

                                    INDENTURE
                           Dated as of January 1, 1988

                                   ----------

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                FIRST SUPPLEMENTAL INDENTURE, dated as of September 6, 1991, between EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal offices at 343 State Street, Rochester, New York 14650, and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

                WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1988 (the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as the Indenture provided;

                WHEREAS, Section 901(9) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of curing any ambiguity, correcting or supplementing any provision in the Indenture which may be inconsistent with any other provision therein, or making any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

                WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend and supplement the Indenture in certain respects with respect to the Securities of series that may be created on or after the date hereof; and

                WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

                NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                For and in consideration of the promises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

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                1.      Section 301 of the Indenture is hereby amended by:

                        (i)     redesignating clauses (12) and (13) as clauses
                (13) and (14); and

                        (ii) inserting after clause (11) the following new clause:

                                "(12) whether the Securities may be exchanged at
                        the option of the Holders thereof for equity or debt securities of an issuer other than the Company and, if so, the issuer and the class of such equity or debt securities, the rate or rates of such exchange, the period or periods within which such exchange may be made, the manner of exchange, and the other terms and provisions relating to any such exchange;"

                2. The Indenture is hereby amended by adding after Article Twelve the following new Article:

                                "ARTICLE THIRTEEN
                             EXCHANGE OF SECURITIES"

                Section 1301.   Exchange of Securities.

                                Securities of any series which are exchangeable
                at the option of the Holders thereof for equity or debt securities of an issuer other than the Company shall be so exchangeable as specified as contemplated by Section 301 for Securities of such series. Without limiting the generality of the foregoing, (a) Securities of such series shall be exchangeable for equity or debt securities of such issuer (other than the Company) as shall be specified in the manner contemplated by Section 301, (b) Securities of such series shall be exchangeable during such time period or periods and at such exchange rate or rates as shall be determined as specified in the manner contemplated by Section 301, (c) if specified in the manner contemplated by Section 301, in lieu of delivering such equity or debt securities upon exchange, the Company may elect to pay to the Holders in cash an amount representing the market value of such equity or debt securities, such market value to be determined as specified in the manner contemplated by Section 301, and (d) if specified in the manner

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                contemplated by Section 301, the Company shall deposit any such equity or debt securities with an escrow agent pursuant to the terms of an escrow agreement to be entered into between the Company and the escrow agent."

                3. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

                4. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                5. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

                6. Each of the Company and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective representations, warranties, covenants and agreements set forth in the Indenture.

                7. All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                8. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                9. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                10. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this First Supplemental Indenture, the later provision shall control. If any provision hereof modifies or excludes any provision

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of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

                11. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                12. All amendments to the Indenture made hereby shall have effect only with respect to the Securities of any series originally issued on or after the date hereof, and not with respect to the Securities of any series originally issued prior to the date hereof.

                13. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                                    * * * * *

                This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            EASTMAN KODAK COMPANY

                                            By ------------------------
                                               Title:
Attest:

---------------------
Title:                                      THE BANK OF NEW YORK

                                            By ------------------------
                                               Title:
Attest:

---------------------
Title:

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STATE OF NEW YORK )
                  )     ss.:
COUNTY OF MONROE  )

                On the 18th day of September, 1991, before me personally came C. Michael Hamilton, to me known, who, being duly sworn, did depose and say that he is Treasurer of EASTMAN KODAK COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                         ------------------------------

STATE OF NEW YORK )
                  )     ss.:
COUNTY OF MONROE  )

                On the _____ day of September, 1991, before me personally came ___________________, to me known, who, being duly sworn, did depose and say that he is __________________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

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